UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2012

Park-Ohio Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	333-43005-1	34-6520107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(440) 947-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 29, 2012, management of Park-Ohio Industries, Inc. (“Industries”), a wholly owned subsidiary of Park-Ohio Holdings Corp. (“Holdings”), concluded that Industries’ financial statements must be restated to properly allocate share-based compensation expense to Industries. As a result, Industries’ financial statements for the three years ended December 31, 2010, and Management’s Report on Internal Control over Financial Reporting as of December 31, 2010, and the related independent registered public accounting firm’s reports thereon, previously filed in Industries’ Annual Report on Form 10-K for the year ended December 31, 2010, should no longer be relied upon. Management and the Audit Committee of the Board of Directors of Industries have discussed these matters with Ernst & Young LLP, Industries’ independent registered public accounting firm.

Holdings, the parent company of Industries, grants share-based compensation to Industries’ employees. Holdings has appropriately recognized compensation expense for all share-based payments to employees of Industries and its subsidiaries based on their estimated fair values. However, pursuant to FASB Accounting Standards Codification (“ASC”) 718, compensation expense related to the grant of parent company awards to employees of a consolidated subsidiary are required to be recognized in the subsidiary’s separate financial statements. Industries did not recognize these costs, which resulted in overstatement of net income and understatement of retained deficit and additional paid-in-capital of Industries.

Industries’ Annual Report on Form 10-K for the year ended December 31, 2011, which will be filed on March 30, 2012, will restate Industries’ financial position and results of operations as of and for the years ended December 31, 2009 and 2010 to properly allocate share-based compensation expense. To correct the overstatement of net income, Industries will record additional selling, general and administrative expenses of $2.4 million and $1.7 million for the years ended December 31, 2009 and 2010, respectively. Industries will also record a $6.6 million increase to additional paid in capital with corresponding decrease to retained deficit as of January 1, 2009 to correct the opening balances presented. The correction of the error will have no impact on cash flows, current assets, total assets or total shareholder’s equity. Additionally, Industries intends to amend its Quarterly Report on Form 10-Q for each of the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011 to include restated financial information to correct this error.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO INDUSTRIES, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack Title: Secretary

Dated: March 30, 2012

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